Exhibit 10.48

THIRD AMENDMENT TO
PURCHASE AND SALE CONTRACT

            THIS THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Third Amendment") is made and entered into this 30th day of September, 2009 (the "Third Amendment Date"), by and among LANDMARK (NC), LLC, a Delaware limited liability company, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and PENNSYLVANIA REALTY GROUP, INC., a Pennsylvania corporation, having a principal address at 2701 E. Luzerne Street, Philadelphia, Pennsylvania 19137 ("Purchaser").

RECITALS:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract dated July 31, 2009, as amended by that certain First Amendment to Purchase and Sale Contract dated August 18, 2009, as further amended by that certain Second Amendment to Purchase and Sale Contract dated September 11, 2009 (as amended, the "Contract"), for certain real property situated in the County of Wake, State of North Carolina, commonly known as Landmark Apartments, and more specifically described in the Contract (the "Property"); and

            WHEREAS, Seller and Purchaser desire to amend the Contract on the terms and conditions set forth below.

AGREEMENT:

            NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

1.                  Non-Refundable Deposit Component.  In consideration of Seller's execution of this Third Amendment and no later than one (1) Business Day after the Third Amendment Date, Purchaser shall deliver to the Escrow Agent by wire transfer of Good Funds $25,000 ("Non-Refundable Deposit Component"), which amount shall, immediately upon delivery, be non-refundable under all circumstances other than for Seller default as provided in Section 10.2, for casualty as provided in Section 11.1 or for eminent domain as provided in Section 12.1 of the Contract.  Furthermore, any reference in the Contract to return of the "Deposit" or the "Additional Deposit" to Purchaser shall not include the Non-Refundable Deposit Component, unless the Deposit is being returned to Purchaser for Seller default as provided in Section 10.2, for casualty as provided in Section 11.1 or for eminent domain as provided in Section 12.1 of the Contract.  At Closing, the Non-Refundable Deposit Component shall be applied to the Purchase Price pursuant to Section 5.3.1 of the Contract.

2.                  Loan Approval Period Extension.  The Loan Approval Period, as such term is defined in Section 4.5.9 of the Contract, is hereby extended to and shall expire upon the earlier to occur of: (a) Purchaser's receipt of Lender's approval of the Loan Assumption and Release without any Onerous Requirements; or (b) October 19, 2009.  If Purchaser provides Seller with a Loan Approval Termination prior to the expiration of the Loan Approval Period pursuant to Section 4.5.9 of the Contract, Purchaser shall not receive a return of the Non-Refundable Deposit Component.

3.                  General Provisions.  The following provisions shall apply with respect to this Third Amendment:

(a)                Capitalized terms used, but not otherwise defined, herein shall have the same meaning as ascribed to such terms in the Contract.

(b)               In the event of any conflict between the Contract and this Third Amendment, the terms and conditions of this Third Amendment shall control.

(c)                This Third Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be delivered no later than seven calendar days thereafter.

            NOW, THEREFORE, the parties hereto have executed this Third Amendment as of the Third Amendment Date.

SELLER:

LANDMARK (NC), LLC,

a Delaware limited liability company

By:       ANGELES INCOME PROPERTIES, LTD. II,

            a California limited partnership,

            its member

            By:       ANGELES REALTY CORPORATION II,

                        a California corporation,

                        its managing general partner

                        By:  /s/Trent A. Johnson

                        Name:  Trent A. Johnson

                        Title:  Vice President

PURCHASER:

PENNSYLVANIA REALTY GROUP, INC.,

a Pennsylvania corporation

By:  /s/LindaM. Hart

Name:  Linda M. Hart

Title:  CFO